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                                    EXHIBIT 5

              LEGAL OPINION OF HELLER EHRMAN WHITE & MCAULIFFE LLP


                                  May 30, 2000

                                                                      23855-0001




Neurobiological Technologies, Inc.
3260 Blume Drive, Suite 500
Richmond, CA 94806

                       REGISTRATION STATEMENT ON FORM SB-2

Ladies and Gentleman:

         We have acted as counsel to Neurobiological Technologies, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form SB-2 (the "Registration Statement") which the Company proposes to file with the Securities and Exchange Commission on June 6, 2000 for the purpose of registering under the Securities Act of 1933, as amended, an aggregate of 1,200,000 shares of its common stock, par value $.001 (the "Shares"), of which 1,200,000 Shares have been issued pursuant to Subscription Agreements (the "Agreements") between and the Company and certain investors (individually the "Investor" and together the "Investors").

         We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

         In rendering our opinion, we have examined the following records, documents and instruments:

     (a) The Certificate of Incorporation of the Company, certified by the Delaware Secretary of State as of May 26, 2000 and certified to us by an officer of the Company as being complete and in full force as of the date of this opinion;

     (b) The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

     (c) A Certificate of an officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors, including any committee thereof, and stockholders of the Company relating to the Shares, and the Registration Statement, and (ii) certifying as to certain factual matters;

     (d) The Registration Statement;

     (e) The Agreements; and

     (g) A letter from Chase Mellon Shareholder Services, the Company's transfer agent, dated June 1, 2000, as to the number of shares of the Company's common stock that were outstanding on May 31, 2000.

         This opinion is limited to the federal laws of the United States of America, the laws of the State of California, and the General Corporation Law of the State of Delaware (as to corporate formalities) and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule,


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regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

         Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and sold, (ii) the full consideration stated in the Agreements for each Share was received and that such consideration in respect of each Share includes payment of cash or other lawful consideration at least equal to the par value thereof, (iii) appropriate certificates evidencing the Shares were executed and delivered by the Company, and (iv) all applicable securities laws are complied with, it is our opinion that the Shares were legally issued, and are fully paid and nonassessable.

         This opinion is rendered to you in connection with the Registration Statement and we disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Registration Statement.


                                        Very truly yours,

                                        /s/ Heller Ehrman White & McAuliffe LLP